Exhibit 8.1

CONYERS DILL & PEARMAN
29th Floor
One Exchange Square
8 Connaught Place
Central
Hong Kong
T +852 2524 7106 | F +852 2845 9268
conyers.com

24 October 2024

Matter No. 837532/110130975

Anna.Chong@conyers.com

+852 2842 9531

Michael.Yu@conyers.com

+852 2842 9522

LZ Technology Holdings Limited

Unit 311, Floor 3, No. 5999 Wuxing Avenue,

Zhili Town, Wuxing District

Huzhou City, Zhejiang province,

People’s Republic of China 313000

Dear Sir/Madam,

Re:	LZ Technology Holdings Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with the Company’s registration statement on form F-1 (File No. 333-276234), including all amendments or supplements thereto, as filed with the U.S. Securities and Exchange Commission (the “Commission”) (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of Class B Ordinary Shares of par value US$0.000025 each (the “Class B Ordinary Shares”) of the Company. The Registration Statement contains two prospectuses (together the “Prospectuses”), being (a) a prospectus to be used for the public offering by the Company of 1,500,000 Class B Ordinary Shares, together with the over-allotment option for a period of 45 days from the closing of the public offering for the underwriter(s) to purchase up to 15% additional Class B Ordinary Shares sold in the public offering (collectively, the “IPO Shares”) and (b) a prospectus to be used for the resale by Kim Full Investment Company Limited of up to 2,500,000 Class B Ordinary Shares.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

1.1.	the Registration Statement; and

1.2.	drafts of the Prospectuses contained in the Registration Statement which are in substantially final form; and

1.3.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures, stamps and seals and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	the accuracy and completeness of all factual representations made in the Prospectuses and Registration Statement reviewed by us;

2.3.	the validity and binding effect under the laws of the United States of America of the Registration Statement and the Prospectuses, and that the Registration Statement and the Prospectuses will be duly filed with or declared effective by the Commission; and

2.4.	that the Prospectuses, when published, will be in substantially the same form as that examined by us for purposes of this opinion.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that the statements under the caption “Taxation — Cayman Islands Taxation” in the relevant Prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

5.	CONSENT

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement and further consent to the reference of our name in the relevant Prospectus forming part of the Registration Statement.  In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman

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